As filed with the Securities and Exchange Commission on August 13, 2020
Registration No. 333-244971

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________

CULLEN/FROST BANKERS, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________

TEXAS
(State or other jurisdiction of incorporation or organization)
74-1751768
(I.R.S. Employer Identification No.)
111 W. HOUSTON STREET
SAN ANTONIO, TEXAS 78205
(210) 220-4011
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
______________________________

JAMES L. WATERS
GROUP EXECUTIVE VICE PRESIDENT
GENERAL COUNSEL AND CORPORATE SECRETARY
CULLEN/FROST BANKERS, INC.
111 W. HOUSTON STREET
SAN ANTONIO, TEXAS 78205
(210) 220-4011
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________________

Copy to:
MARK J. MENTING, ESQ.
CATHERINE M. CLARKIN, ESQ.
SULLIVAN & CROMWELL LLP
125 BROAD STREET
NEW YORK, NEW YORK 10004-2498
(212) 558-4000
______________________________

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
______________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)(2)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Debt Securities
Preferred Stock
Depositary Shares (3)
Common Stock
Warrants (4)

(1)
This registration statement covers an indeterminate aggregate number and amount of the securities of each class as may from time to time be offered and sold at indeterminate prices by the registrant. The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with offers and sales of securities registered hereunder. The debt securities, preferred stock and warrants may be convertible into or exercisable or exchangeable for our common stock or other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of securities registered hereunder or that are represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933 (the “Securities Act”), the registrant is deferring payment of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(2)
Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional shares that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)
Each depositary share will be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public whole or fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such interests and such shares will be issued to the depositary under the deposit agreement.

(4)	Warrants represent rights to purchase debt securities, common stock, or preferred stock registered hereunder.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Cullen/Frost Bankers, Inc. is being filed solely for the purpose of filing (i) an updated version of Exhibit 5.1 and (ii) an updated version of Exhibit 5.2, in each case to correct typographical errors in the previously filed Exhibits 5.1 and 5.2. No other changes are being made hereby to the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits
EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement.*
4.1	Restated Articles of Incorporation of Cullen/Frost Bankers, Inc. (incorporated by reference to Exhibit 3.1 to the Cullen/Frost Bankers, Inc. Quarterly Report on Form 10-Q filed on July 26, 2006).
4.2	Amended and Restated Bylaws of Cullen/Frost Bankers, Inc. (incorporated by reference to Exhibit 3.1 of the Cullen/Frost Bankers, Inc. Current Report on Form 8-K filed on July 31, 2020).
4.3
Certificate of Designations of 5.375% Non-Cumulative Perpetual Preferred Stock, Series A (incorporated by reference to Exhibit 3.3 to the Cullen/Frost Bankers, Inc. Form 8-A filed on February 15, 2013).

4.4	Form of Certificate representing Cullen/Frost Bankers, Inc. Common Stock.+
4.5	Form of Senior Debt Securities Indenture between Cullen/Frost Bankers, Inc. and The Bank of New York Mellon, as Trustee.+
4.6	Subordinated Debt Securities Indenture, dated as of February 15, 2007, between Cullen/Frost Bankers, Inc. and The Bank of New York, as Trustee.+
4.7
First Supplemental Indenture, dated as of March 17, 2017, to Subordinated Debt Securities Indenture, dated as of February 15, 2007, between Cullen/Frost Bankers, Inc. and the Bank of New York Mellon, as Trustee.+

4.8	Form of Warrant Agreement.*
4.9	Form of Preferred Stock Designations.*
4.10	Form of Depositary Shares.*
5.1	Opinion of Sullivan and Cromwell LLP.++
5.2	Opinion of James L. Waters.++
8.1	Opinion regarding tax matters.*
23.1	Consent of Ernst & Young LLP.+
23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).
23.3	Consent of James L. Waters (included in Exhibit 5.2).
24.1	Power of attorney.+
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee for the Form of Senior Debt Securities Indenture.+
25.2
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee for the Subordinated Debt Securities Indenture, dated as of February 15, 2007.+

____________

+	Previously filed.

++	Filed herewith.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities, to the extent applicable.

Signatures
Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Antonio, Texas on August 13, 2020.
CULLEN/FROST BANKERS, INC.

By:	/s/ JERRY SALINAS
Jerry Salinas
Group Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons and in the capacities indicated on August 13, 2020.

Signature	Title

/s/ PHILLIP D. GREEN*	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)
Phillip D. Green

/s/ JERRY SALINAS	Group Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Jerry Salinas

/s/ CARLOS ALVAREZ*	Director
Carlos Alvarez

/s/ CHRIS AVERY*	Director
Chris Avery

/s/ ANTHONY R. CHASE*	Director
Anthony R. Chase

/s/ CYNTHIA COMPARIN*	Director
Cynthia Comparin

/s/ SAM DAWSON*	Director
Sam Dawson

/s/ CRAWFORD H. EDWARDS*	Director
Crawford H. Edwards

/s/ PATRICK B. FROST*	Director
Patrick B. Frost

/s/ DAVID J. HAEMISEGGER*	Director
David J. Haemisegger

/s/ KAREN E. JENNINGS*	Director
Karen E. Jennings

/s/ CHARLES W. MATTHEWS*	Director
Charles W. Matthews

/s/ IDA CLEMENT STEEN*	Director
Ida Clement Steen

/s/ GRAHAM WESTON*	Director
Graham Weston

*By: /s/ JERRY SALINAS	Group Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Jerry Salinas As attorney-in-fact for the persons indicated pursuant to Power of Attorney filed herewith